Exhibit 99.3

PDL BioPharma, Inc.
Q1 2016
May 4, 2016

Following are some of the key points regarding PDL’s first quarter 2016 financial and business results.

Highlighted Financial Results from Q1 2016

•	Total revenues of $103.1 million for the first quarter of 2016.

•	Non-GAAP diluted earnings per share (EPS) of $0.52 increased approximately 11 percent versus the same period in 2015.

•	Non-GAAP net income increased 7 percent to $84.8 million.

•	GAAP diluted EPS of $0.34, decreased by 32 percent compared to the same period of 2015.

•	GAAP net income decreased by 34 percent to $55.9 million.

The largest component of the difference in non-GAAP measure compared to GAAP is the exclusion of mark-to-market adjustments related to the fair value election of our investments in royalty rights. A full reconciliation of all components of the GAAP to Non-GAAP quarterly financial results can be found in Table 4 at the end of the PDL press release dated May 4, 2016.

Updates on Approved Royalty Bearing Products related to Queen et al. patents
Under the terms of the legal settlement between Genentech and PDL, the first quarter of 2016 is the last period for which Genentech will pay royalties to PDL for Avastin®, Herceptin®, Xolair®, Kadcyla® and Perjeta®. Royalty payments for Avastin®, Herceptin®, Xolair®, Kadcyla® and Perjeta® accounted for 86% of the $121.5 million Queen et al. royalty revenue recognized in the first quarter of 2016. Other products from the Queen et al. patent licenses entitle us to royalties following the expiration of our patents with respect to sales of licensed product manufactured prior to patent expiry in jurisdictions providing patent protection licenses. The amount of royalties we are due for product manufactured prior to patent expiry but sold after patent expiry is uncertain, however, the Company's revenues from payments made from these Queen et al. patent licenses and settlements will materially decrease in the second quarter of 2016.

Avastin® (bevacizumab):

•	On April 19, 2016, Genentech/Roche reported that Q116 sales were CHF 1.706 billion.

Herceptin® (trastuzumab):

•	On April 19, 2016, Genentech/Roche reported that Q116 sales were CHF 1.725 billion.

Xolair® (omalizumab):

•	On April 19, 2016, Genentech/Roche reported that Q116 sales were CHF 356 million.

Tysabri® (natalizumab):

•	On April 21, 2016, Biogen reported that Q116 sales were $477 million.

Perjeta® (pertuzumab):

•	On April 19, 2016, Genentech/Roche reported that Q116 sales were CHF 439 million.

Kadcyla® (TDM-1 or ado-trastuzumab emtansine):

•	On April 19, 2016, Genentech/Roche reported that Q116 sales were CHF 201 million.

Updates on Unapproved Royalty Bearing Products Related to Queen et al. patents

Solanezumab

•	On January 5, 2016, Lilly re-affirmed that topline data from its Phase 3 trial in patients with mild Alzheimer’s Disease is expected in late 2016.

PDL BioPharma, Inc.
Q1 2016
May 4, 2016

•	Lilly announced that it is moving from a co-primary endpoint of cognitive and functional change to a single endpoint of cognitive change with functional change as a secondary endpoint.

Updates on Income Generating Assets

Wellstat Diagnostics, LLC

•	PDL has moved for summary judgment in New York state court to enforce guarantees related to non-Wellstat Diagnostics’ assets.

•
A hearing was scheduled in the Maryland Circuit Court for April 13, 2016 to hear the Receiver’s motion to approve the credit bid sale to PDL. However, on April 12, 2016, Wellstat Diagnostics changed its name to Defined Diagnostics, LLC and filed for bankruptcy under Chapter 11 in the United States Bankruptcy Court in the Southern District of New York. The filing of the bankruptcy case stays the proceedings in the Maryland Circuit Court pursuant to the automatic stay provisions of the Bankruptcy Code.

•
Because the bankruptcy filing is a transparent attempt to delay the receiver sale to PDL, we intend to file a petition with the bankruptcy court to dismiss the bankruptcy filing with prejudice and allow the case to continue in the receiver court.

Depomed, Inc.

•
We have reduced the fair market value of the Depomed royalty rights by $47.9 million, primarily due to a reduction in Glumetza royalties received and a reduction in future cash flows due to lower projected demand data, greater erosion of market share due to the launch of a generic, and higher gross-to-net adjustments for Glumetza. As you will recall, Glumetza was marketed by Salix until its acquisition by Valeant. Because we have limited information from Valeant, we employ an independent third party consulting group to assist us in our quarterly evaluation of Glumetza and the other Depomed products on which we receive or will receive royalties. In February 2016, a generic competitor to Glumetza launched as expected. The impact of the generic has been greater than typical generic erosion models would predict resulting in less demand for Glumetza.

•	PDL and Depomed are in the process of conducting a royalty audit on Glumetza royalties owed by Valeant.

Direct Flow Medical, Inc.

•	Hired Daniel Lemaitre as CEO, former CEO of CoreValve, one of the early pioneers in transcatheter aortic valves, which was sold to Medtronic.

•	Hired David Boyle as CFO, formerly CFO of AVI BioPharma, Bionovo and Salix.

•	In January 2016, PDL funded additional $5 million secured loan convertible into equity at our option; with an additional $5 million secured convertible loan tranche to be funded at PDL’s option.

kaleo, Inc.

•	On February 18, 2016, PDL was advised that Sanofi and kaléo will terminate their license and development agreement later this year.

•
On March 31, 2016, PDL was informed by kaléo that the license and development agreement was terminated and that all U.S. and Canadian commercial and manufacturing rights to Auvi-Q® and Allerject® had been returned to kaléo. All manufacturing equipment had also been returned to kaléo, and they intend to evaluate the timing and options for bringing Auvi-Q and Allerject® back to the market.

•
PDL entered into a secured note purchase agreement with Accel 300, a wholly-owned subsidiary of kaléo, which as of December 31, 2015, had a principal balance of $144.8 million due to PDL. An interest reserve account previously set up as part of the note agreement will substantially cover interest payments due to PDL through the end of the second quarter of 2016, and kaléo has indicated that it intends to make payments due to PDL under the note agreement until Auvi-Q is returned to the market.

Forward-looking Statements
This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Important factors that could impair the value of the Company's royalty assets, restrict or impede the ability of the

PDL BioPharma, Inc.
Q1 2016
May 4, 2016

Company to invest in new income generating assets and limit the Company's ability to pay dividends are disclosed in the risk factors contained in the Company's Annual Report on Form 10-K, as updated by subsequent quarterly reports filed with the Securities and Exchange Commission, as updated by subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward looking statement except as required by law.

PDL BioPharma, Inc.
Q1 2016
May 4, 2016

Queen et al. Royalties
Royalty Revenue by Product ($ in 000's) *
Avastin	Q1	Q2	Q3	Q4	Total
2016	38,825	—	—	—	38,825
2015	38,809	38,447	39,284	39,987	156,527
2014	38,122	38,924	38,864	40,723	156,632
2013	33,234	46,720	32,224	32,287	144,464
2012	23,215	41,670	25,955	30,041	120,882
2011	22,283	41,967	23,870	22,886	111,006
2010	16,870	44,765	29,989	24,922	116,547
2009	13,605	35,161	21,060	15,141	84,966
2008	9,957	30,480	19,574	12,394	72,405
2007	8,990	21,842	17,478	9,549	57,859
2006	10,438	15,572	15,405	12,536	53,952
Herceptin	Q1	Q2	Q3	Q4	Total
2016	38,726	—	—	—	38,726
2015	37,875	39,476	39,457	38,897	155,704
2014	36,646	38,292	39,407	40,049	154,394
2013	30,287	47,353	30,961	33,038	141,640
2012	25,702	44,628	30,433	28,307	129,070
2011	25,089	42,209	31,933	21,812	121,042
2010	23,402	38,555	27,952	25,441	115,350
2009	16,003	32,331	26,830	18,615	93,779
2008	14,092	34,383	28,122	20,282	96,880
2007	19,035	28,188	22,582	14,802	84,608
2006	15,142	19,716	21,557	20,354	76,769
Lucentis	Q1	Q2	Q3	Q4	Total
2016	—	—	—	—	—
2015	15,920	—	—	—	15,920
2014	17,390	16,777	16,883	16,695	67,746
2013	12,032	30,066	13,536	12,127	67,760
2012	10,791	27,938	12,552	11,097	62,377
2011	8,878	24,313	12,157	10,750	56,099
2010	7,220	19,091	10,841	8,047	45,198
2009	4,621	12,863	8,123	6,152	31,759
2008	3,636	11,060	7,631	4,549	26,876
2007	2,931	6,543	6,579	3,517	19,570
2006	—	—	289	3,335	3,624
Xolair	Q1	Q2	Q3	Q4	Total
2016	13,030	—	—	—	13,030
2015	10,971	11,075	12,407	12,749	47,202
2014	8,886	9,099	10,442	11,237	39,663
2013	5,930	10,025	7,334	7,330	30,619
2012	5,447	8,609	6,504	6,145	26,705
2011	4,590	7,621	5,916	5,823	23,949
2010	3,723	6,386	4,980	4,652	19,741
2009	2,665	5,082	4,085	3,722	15,553
2008	1,488	4,866	3,569	2,927	12,850
2007	1,684	3,942	3,332	2,184	11,142
2006	2,263	2,969	3,041	2,495	10,768

PDL BioPharma, Inc.
Q1 2016
May 4, 2016

Queen et al. Royalties
Royalty Revenue by Product ($ in 000's) *
Perjeta	Q1	Q2	Q3	Q4	Total
2016	9,320	—	—	—	9,320
2015	6,596	7,419	7,898	8,753	30,666
2014	3,375	4,385	5,157	5,850	18,767
2013	340	1,414	748	879	3,381
2012	—	—	58	250	308
Kadcyla	Q1	Q2	Q3	Q4	Total
2016	4,782	—	—	—	4,782
2015	3,852	4,177	4,319	4,535	16,883
2014	1,934	2,491	3,048	3,464	10,937
2013	—	551	830	859	2,240
Tysabri	Q1	Q2	Q3	Q4	Total
2016	13,970	—	—	—	13,970
2015	14,385	13,614	13,557	14,031	55,587
2014	12,857	13,350	16,048	15,015	57,270
2013	12,965	13,616	11,622	12,100	50,304
2012	11,233	12,202	11,749	12,255	47,439
2011	9,891	10,796	11,588	11,450	43,725
2010	8,791	8,788	8,735	9,440	35,754
2009	6,656	7,050	7,642	8,564	29,912
2008	3,883	5,042	5,949	6,992	21,866
2007	839	1,611	2,084	2,836	7,370
2006	—	—	—	237	237
Actemra	Q1	Q2	Q3	Q4	Total
2016	—	—	—	—	—
2015	4,990	—	—	—	4,990
2014	3,446	3,932	4,419	5,406	17,202
2013	2,631	2,816	2,939	3,744	12,131
2012	1,705	2,074	2,145	2,462	8,385
2011	913	1,136	1,401	1,460	4,910
2010	1,587	237	315	688	2,827
2009	585	537	909	1,197	3,228
2008	44	—	146	369	559
2007	32	—	—	17	49
Gazyva	Q1	Q2	Q3	Q4	Total
2016	—	—	—	—	—
2015	313	—	—	—	313
2014	51	283	325	436	1,094
Entyvio	Q1	Q2	Q3	Q4	Total
2016	—	—	—	—	—
2015	2,223	—	—	—	2,223
2014	—	—	153	2,192	2,344
* As reported to PDL by its licensees. Totals may not sum due to rounding.
Q1 2014 royalty revenue by product above do not include a $5 million payment received from Genentech in Q1 2014 for a retroactive settlement payment from 2013.

PDL BioPharma, Inc.
Q1 2016
May 4, 2016

Queen et al. Sales Revenue
Reported Licensee Net Sales Revenue by Product ($ in 000's) *
Avastin	Q1	Q2	Q3	Q4	Total
2016	1,827,081	—	—	—	1,827,081
2015	1,826,289	1,809,286	1,848,655	1,881,743	7,365,972
2014	1,786,912	1,838,764	1,828,900	1,916,353	7,370,929
2013	1,653,108	1,694,678	1,746,135	1,819,877	6,913,798
2012	1,502,757	1,573,727	1,551,327	1,662,977	6,290,788
2011	1,597,461	1,582,705	1,581,095	1,469,994	6,231,255
2010	1,506,788	1,596,892	1,594,707	1,646,218	6,344,605
2009	1,345,487	1,295,536	1,439,730	1,514,053	5,594,806
2008	980,715	1,084,930	1,180,427	1,239,382	4,485,454
2007	678,068	746,587	797,013	875,084	3,096,752
2006	439,318	516,052	570,551	592,897	2,118,817
Herceptin	Q1	Q2	Q3	Q4	Total
2016	1,822,407	—	—	—	1,822,407
2015	1,789,404	1,857,696	1,856,803	1,830,424	7,334,326
2014	1,731,564	1,801,990	1,854,452	1,877,614	7,265,621
2013	1,681,574	1,744,145	1,681,860	1,726,551	6,834,130
2012	1,515,255	1,625,313	1,663,695	1,650,495	6,454,759
2011	1,391,568	1,559,975	1,642,898	1,432,771	6,027,211
2010	1,270,846	1,349,512	1,300,934	1,409,310	5,330,602
2009	1,210,268	1,133,993	1,226,435	1,278,626	4,849,323
2008	1,105,426	1,195,215	1,211,982	1,186,806	4,699,428
2007	891,761	949,556	979,602	1,015,033	3,835,952
2006	529,585	659,719	761,099	803,576	2,753,979
Lucentis	Q1	Q2	Q3	Q4	Total
2016	—	—	—	—	—
2015	749,182	—	—	—	749,182
2014	818,376	789,483	794,505	785,669	3,188,031
2013	1,203,179	1,171,423	1,200,791	1,212,651	4,788,045
2012	1,079,092	1,086,543	1,097,541	1,109,695	4,372,871
2011	887,757	943,418	1,052,809	1,075,015	3,958,999
2010	721,967	698,890	745,376	804,684	2,970,917
2009	462,103	469,736	555,296	615,212	2,102,347
2008	363,615	393,682	460,167	454,922	1,672,386
2007	224,820	219,579	299,995	322,300	1,066,695
2006	—	—	10,689	157,742	168,431
Xolair	Q1	Q2	Q3	Q4	Total
2016	613,160	—	—	—	613,160
2015	523,340	521,192	583,856	599,945	2,228,333
2014	425,243	428,171	491,372	521,726	1,866,512
2013	341,309	365,778	391,900	401,333	1,500,321
2012	310,234	314,638	347,796	340,431	1,313,100
2011	267,754	277,642	310,874	314,911	1,171,182
2010	228,859	225,878	251,055	263,389	969,179
2009	184,669	181,086	211,006	219,693	796,454
2008	137,875	169,521	177,179	183,753	668,329
2007	129,172	130,700	144,250	147,754	551,876
2006	95,241	99,354	112,608	118,002	425,204

PDL BioPharma, Inc.
Q1 2016
May 4, 2016

Queen et al. Sales Revenue
Reported Licensee Net Sales Revenue by Product ($ in 000's) *
Perjeta	Q1	Q2	Q3	Q4	Total
2016	438,580	—	—	—	438,580
2015	310,410	349,125	371,668	411,912	1,443,115
2014	158,809	206,333	242,700	275,311	883,153
2013	34,008	55,076	66,353	87,949	243,386
2012	—	—	5,080	25,000	30,079
Kadcyla	Q1	Q2	Q3	Q4	Total
2016	25,018	—	—	—	25,018
2015	181,275	196,556	203,258	213,404	794,493
2014	91,031	117,212	143,414	163,028	514,685
2013	—	21,459	73,626	85,906	180,991
Tysabri	Q1	Q2	Q3	Q4	Total
2016	465,647	—	—	—	465,647
2015	479,526	453,786	451,898	467,735	1,852,945
2014	428,561	442,492	534,946	500,511	1,906,510
2013	434,677	451,358	387,407	403,334	1,676,776
2012	374,430	401,743	391,623	408,711	1,576,508
2011	329,696	356,876	388,758	381,618	1,456,948
2010	293,047	287,925	293,664	316,657	1,191,292
2009	221,854	229,993	257,240	285,481	994,569
2008	129,430	163,076	200,783	233,070	726,359
2007	30,468	48,715	71,972	94,521	245,675
2006	—	—	—	7,890	7,890
Actemra	Q1	Q2	Q3	Q4	Total
2016	—	—	—	—	—
2015	166,338	—	—	—	166,338
2014	114,865	124,736	147,285	180,197	567,082
2013	87,703	91,374	97,961	124,815	401,852
2012	56,662	66,624	71,505	82,053	276,843
2011	30,433	35,370	46,709	48,671	161,183
2010	52,908	5,405	10,493	22,919	91,725
2009	19,504	17,920	30,313	39,888	107,625
2008	1,452	1,377	5,981	12,305	21,115
2007	—	—	—	1,137	1,137
Gazyva	Q1	Q2	Q3	Q4	Total
2016	—	—	—	—	—
2015	9,627	—	—	—	9,627
2014	3,095	8,697	11,531	13,428	36,750
Entyvio	Q1	Q2	Q3	Q4	Total
2016	—	—	—	—	—
2015	59,287	—	—	—	59,287
2014	—	—	5,347	58,500	63,848
* As reported to PDL by its licensee. Dates in above charts reflect when PDL receives royalties on sales. Sales occurred in the quarter prior to the dates in the above charts.
Totals may not sum due to rounding.